SUBSCRIPTION AGENT AGREEMENT

This SUBSCRIPTION AGENT AGREEMENT (this “Agreement”) is entered into as of November 17, 2025, by and between Equiniti Trust Company, LLC (the “Subscription Agent”) and NXG Cushing Midstream Energy Fund (the “Fund”).

1.	The Fund is offering (the “Rights Offering”) to the holders of its common shares of beneficial interest, par value $0.001 per share (“Common Shares”), on November 17, 2025 (the “Record Date”), the right (“Rights”) to subscribe for Common Shares. Except as set forth in Sections 9 and 10 below, Rights shall cease to be exercisable at 5:00 P.M., New York City time, on December 11, 2025, or such later date of which the Fund notifies the Subscription Agent orally and confirms in writing (the “Expiration Date”). Three (3) Right(s) are being issued for each One (1) Common Share held on the Record Date. Three Right(s) and payment in full of the subscription price set forth in the Prospectus (as defined below) (the “Subscription Price”) is/are required to subscribe for one Common Share. Rights are evidenced by transferable subscription certificates in registered form (“Subscription Certificates”). Each holder of Subscription Certificate(s) who exercises the holder’s right to subscribe for all Common Shares that can be subscribed for with the Rights evidenced by such Subscription Certificate(s) (the “Basic Subscription Right”) will have the right to subscribe for additional Common Shares, if any, available as a result of any unexercised Rights (such additional subscription right being referred to hereafter as the “Additional Subscription Privileged”). The Rights Offering will be conducted in the manner and upon the terms set forth in the Fund’s prospectus supplement dated November 17, 2025 (together with the Fund’s base prospectus, dated November 12, 2025 the “Prospectus”).

2.	The Subscription Agent is hereby appointed to affect the Rights Offering as set forth herein. The Subscription Agent may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice letter or other document delivered to it and believed by it to be genuine and to have been signed by the proper party or parties.

3.	Enclosed herewith are the following, the receipt of which the Subscription Agent acknowledges by its execution hereof:

(a)	a copy of the Prospectus;

(b)	the form of Subscription Certificate (with instructions);

(c)	resolutions adopted by the board of trustees of the Fund in connection with the Rights Offering, certified by the secretary of the Fund; and

(d)	notice of guaranteed delivery (“Notice of Guaranteed Delivery”).
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4.	As soon as is reasonably practical, the Subscription Agent shall mail or cause to be mailed to each holder of Common Shares at the close of business on the Record Date a Subscription Certificate evidencing the Rights to which such holder is entitled, a Notice of Guaranteed Delivery, a Prospectus and an envelope addressed to the Subscription Agent. Prior to mailing, the Fund shall provide the Subscription Agent with the name, address, tax identification or social security number and number of shares of Common Shares held on the record date. The Fund will also provide blank Subscription Certificates which the Subscription Agent shall prepare and issue in the names of holders of Common Shares of record at the close of business on the Record Date and for the number of Rights to which they are entitled. The Fund shall also provide the Subscription Agent with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates.

5.	Subscription Procedure.

(a)	Upon the Subscription Agent’s receipt prior to 5:00 P.M., New York City time, on the Expiration Date (by mail or delivery) of (ii) any Subscription Certificate completed and endorsed for exercise, as provided on the reverse side of the Subscription Certificate (except as provided in Section 9 hereof), and (ii) payment in full of the Subscription Price in U.S. funds by check or bank draft payable at par (without deduction for bank service charges or otherwise) to the order of “Equiniti Trust Company, LLC” the Subscription Agent shall as soon as practicable after the Expiration Date, but after performing the procedures described in subsections (b) and (c) below, mail to the subscriber’s registered address on the books of the Fund certificates representing the securities underlying each Common Share duly subscribed for (pursuant to the Basic Subscription Right and the Additional Subscription Privilege) and furnish a list of all such information to the Fund.

(b)	As soon as practicable after the Expiration Date the Subscription Agent shall calculate the number of Common Shares to which each subscriber is entitled pursuant to the Additional Subscription Privilege. The Additional Subscription Privilege may only be exercised by holders who subscribe to all the Common Shares that can be subscribed for under the Basic Subscription Right. The Common Shares available for additional subscriptions will be those that have not been subscribed and paid for pursuant to the Basic Subscription Right (the “Remaining Common Shares”). Where there are sufficient Remaining Common Shares to satisfy all additional subscriptions by holders exercising their rights under the Additional Subscription Privilege, each holder shall be allotted the number of Additional Common Shares subscribed for. If the aggregate number of Common Shares subscribed for under the Additional Subscription Privilege exceeds the number of Remaining Common Shares, the number of Remaining Common Shares allotted to each participant in the Additional Subscription Privilege shall be the product (disregarding fractions) obtained by multiplying the number of Remaining Common Shares by a fraction of which the numerator is the number of Common Shares subscribed for by that participant under the Additional Subscription Privilege and the denominator is the aggregate number of Remaining Common Shares subscribed for by all participants under the Additional Subscription Privilege. Any fractional Common Shares to which persons exercising their Additional Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded to the next whole Common Share.
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(c)	Upon calculating the number of Common Shares to which each subscriber is entitled pursuant to the Additional Subscription Privilege and the amount overpaid, if any, by each subscriber, the Subscription Agent shall, as soon as practicable, furnish a list of all such information to the Fund.

(d)	Upon calculating the number of Common Shares to which each subscriber is entitled pursuant to the Additional Subscription Privilege and assuming payment for the additional Common Shares subscribed for has been delivered, the Subscription Agent shall mail, as contemplated in subsection (a) above, the certificates representing the additional securities which the subscriber has been allotted. If a lesser number of Common Shares is allotted to a subscriber under the Additional Subscription Privilege than the subscriber has tendered payment for, the Subscription Agent shall remit the difference to the subscriber without interest or deduction at the same time as certificates representing the securities allotted pursuant to the Additional Subscription Privilege are mailed.

(e)	Funds received by the Subscription Agent pursuant to the Basic Subscription Right and the Additional Subscription Privilege shall be held by it in a segregated account. Upon mailing certificates representing the securities and refunding subscribers for additional Common Shares subscribed for but not allocated, if any, the Subscription Agent shall promptly remit to the Fund all funds received in payment of the Subscription Price for Common Shares issued in the Rights Offering. The Subscription Agent will not be obligated to calculate or pay interest to any holder or party.

(f)	Notwithstanding anything to the contrary herein, the Subscription Agent shall from time to time prior to the Expiration Date offer to the dealer manager for the offering (the “Dealer Manager”) Rights which the holders thereof have tendered to the Subscription Agent for sale and to facilitate the exercise of Rights acquired by the Dealer Manager at its option on one or more dates, which are expected to be prior to the Expiration Date, at the subscription price set forth in the Prospectus (which may be different from the Subscription Price), in each case in accordance with the Prospectus.

6.	Until 5:00 P.M., New York City time, on the third Business Day (as defined below) prior to the Expiration Date, the Subscription Agent shall facilitate subdivision or transfers of Subscription Certificates by issuing new Subscription Certificates in accordance with the instructions set forth on the reverse side of the Subscription Certificates. As used in herein, “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
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7.	The Fund shall have the absolute right to reject any defective exercise of Rights or to waive any defect in exercise. Unless requested to do so by the Fund, the Subscription Agent shall not be under any duty to give notification to holders of Subscription Certificates of any defects or irregularities in subscriptions. Subscriptions will not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the Fund shall determine. The Subscription Agent shall as soon as practicable return Subscription Certificates with the defects or irregularities which have not been cured or waived to the holder of the Rights. If any Subscription Certificate is alleged to have been lost, stolen or destroyed, the Subscription Agent should follow the same procedures followed for lost stock certificates representing Common Stock it uses in its capacity as transfer agent for the Fund’s Common Stock.

8.	If prior to 5:00 P.M., New York City time, on the Expiration Date the Subscription Agent receives (i) payment in full of the Subscription Price for the Common Shares being subscribed for and (ii) a guarantee notice substantially in the form of the notice of guaranteed delivery (“Notice of Guaranteed Delivery”) delivered with the Subscription Certificate, from a financial institution having an office or correspondent in the United States, or a member firm of any registered United States national securities exchange or of FINRA stating the certificate number of the Subscription Certificate relating to the Rights, the name and address of the exercising subscriber, the number of Rights represented by the Subscription Certificate held by such exercising subscriber, the number of Common Shares being subscribed for pursuant to the Rights and guaranteeing the delivery to the Subscription Agent of the Subscription Certificate evidencing such Rights within one (1) New York Stock Exchange trading day (“Trading Day”) following the date of the Notice of Guaranteed Delivery, then the Rights may be exercised even though the Subscription Certificate was not delivered to the Subscription Agent prior to 5:00 P.M., New York City time, on the Expiration Date, provided that within one Trading Day following the date of the Notice of Guaranteed Delivery the Subscription Agent receive the properly completed Subscription Certificate evidencing the Rights being exercised, with signatures guaranteed if required.

9.	If requested, the Subscription Agent shall deliver to the Fund copies of the exercised Subscription Certificates in accordance with written directions received from the Fund. The Subscription Agent shall deliver to the subscribers who have duly exercised Rights, at their registered addresses certificates representing the securities subscribed for as instructed on the reverse side of the Subscription Certificates.

10.	The Subscription Agent shall notify the Fund by telephone on or before the close of business on each Business Day during the period commencing five (5) Business Days after the mailing of the Rights and ending at the Expiration Date (and in the case of guaranteed deliveries ending one (1) Trading Day after the Expiration Date) (a “daily notice”), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed exercises on the day covered by such daily notice, (iii) the number of Rights for which defective exercises have been received on the day covered by such daily notice, and (iv) the cumulative total of the information set forth in clauses (i) through (iii) above. At or before 5:00 P.M., New York City time, on the first Trading Day following the Expiration Date the Subscription Agent shall certify in writing to the Fund the cumulative total through the Expiration Date of all the information set forth in clauses (i) through (iii) above. At or before 10:00 A.M., New York City time, on the fifth Trading Day following the Expiration Date the Subscription Agent will execute and deliver to the Fund a certificate setting forth the number of Rights exercised pursuant to a Notice of Guaranteed Delivery and as to which Subscription Certificates have been timely received. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights, holders who have transferred their Rights and their transferees, and holders who have not exercised their Rights. The Subscription Agent shall provide the Fund or its designees with such information compiled by the Subscription Agent pursuant to this Section 10 as any of them shall request.
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11.	With respect to notices or instructions to be provided by the Fund hereunder, the Subscription Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Fund:

Name	Title
John Musgrave	CEO and President
Blake Nelson	Chief Financial Officer
Brad Mead	Secretary

12.	Whether or not the Rights Offering is consummated, the Fund agrees to pay the Subscription Agent for services rendered hereunder, as set forth in the schedule attached to this Agreement.

13.	The Subscription Agent may employ or retain such agents (including but not limited to, vendors, advisors and subcontractors) as it reasonably requires to perform its duties and obligations hereunder; may pay reasonable remuneration for all services so performed by such agents; shall not be responsible for any misconduct on the part of such agents; and in the case of counsel, may rely on the written advice or opinion of such counsel, which shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Subscription Agent hereunder in good faith and in accordance with such advice or opinion. Additionally, the Subscription Agent shall identify, report and deliver any unclaimed property and/or payments to all states and jurisdictions for the Fund and predecessor companies, in accordance with applicable abandoned property law. The Subscription Agent shall also provide information agent services to the Fund on terms to be mutually agreed upon by the parties hereto.

14.	In addition to the standard escheatment services, the Fund shall remain responsible for any fees related to any state or third party audits the Fund has previously authorized.

15.	The Fund hereby covenants and agrees to indemnify, reimburse and hold the Subscription Agent and its officers, directors, employees and agents harmless against any loss, liability or reasonable expense (including legal and other fees and expenses) incurred by the Subscription Agent arising out of or in connection with entering into this Agreement or the performance of its duties hereunder, except for such losses, liabilities or expenses incurred as a result of its gross negligence, bad faith or willful misconduct. The Fund shall not be liable under this indemnity with respect to any claim against the Subscription Agent unless the Fund is notified of the written assertion of a claim against it, or of any action commenced against it, promptly after it shall have received any such written information as to the nature and basis of the claim; provided, however, that failure by the Subscription Agent to provide such notice shall not relieve the Fund of any liability hereunder if no prejudice occurs.
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In no event shall the Subscription Agent have any liability for any incidental, special, statutory, indirect or consequential damages, or for any loss of profits, revenue, data or cost of cover.

All provisions regarding indemnification, liability and limits thereon shall survive the resignation or removal of the Subscription Agent or the termination of this Agreement.

16.	Any notice or communication by the Subscription Agent or the Fund to the other is duly given if in writing and delivered in person or via first class mail (postage prepaid), or overnight air courier to the other’s address.

If to the Fund:

NXG Cushing Midstream Energy Fund

4925 Greenville Avenue, Suite 1310

Dallas, Texas 75206

If to the Subscription Agent:

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Corporate Actions

Tel: [omitted]

with copy to:

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attention: Legal Department

Email: [omitted]

The Subscription Agent and the Fund may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

17.	If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between us to the full extent permitted by applicable law.
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18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law, and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

19.	Neither this Agreement, nor any rights or obligations hereunder, may be assigned by either party without the written consent of the other party. However, the Subscription Agent may assign this Agreement or any rights granted hereunder, in whole or in part, either to affiliates, another division, subsidiaries or in connection with its reorganization or to successors of all or a majority of the Subscription Agent’s assets or business without the prior written consent of the Fund.

20.	No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto. This Agreement may be executed in counterparts, each of which shall be for all purposes deemed an original, but all of which together shall constitute one and the same instrument.

21.	Nothing herein contained shall amend, replace or supersede any agreement between the Fund and the Subscription Agent to act as the Fund’s transfer agent, which agreement shall remain of full force and effect.

[signature page follows]

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This Subscription Agent Agreement has been executed by the parties hereto as of the date first written above.

NXG CUSHING MIDSTREAM ENERGY FUND

By:	/s/ Brad Mead
	Name:	Brad Mead
	Title:	Chief Compliance Officer

Agreed & Accepted:

EQUINITI TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Corporate Actions Relationship Management & Operations

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